                                                                   Exhibit 10.32


THIS DOCUMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS, ONE OF WHICH HAS BEEN MARKED "LESSOR'S COPY" AND ONE OR MORE OF WHICH HAVE BEEN MARKED "LESSEE'S COPY" OR "COPY." TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN THE COUNTERPART MARKED "LESSOR'S COPY."



                                 LEASE AGREEMENT


                          Dated as of October 26, 2001

                                     between


                            MABCO STEAM COMPANY, LLC,
                                    as Lessor


                                       and


                               FW HOLDINGS, INC.,
                                    as Lessee


                                 FOSTER WHEELER
                            STEAM GENERATING FACILITY
                                   AND CERTAIN
                            ENERGY GENERATION ASSETS




================================================================================

                                 LEASE AGREEMENT


      This LEASE AGREEMENT, dated as of October 26, 2001 (this "Lease"), between MABCO STEAM COMPANY, LLC, a Delaware limited liability company, as Lessor ("Lessor"), and FW HOLDINGS, INC., a Delaware corporation, as Lessee ("Lessee").


                                   WITNESSETH:

      WHEREAS, Lessee currently owns and operates the Facility, commonly known as the Foster Wheeler Steam Generating Facility, located in Weirton, West Virginia;

      WHEREAS, Lessee currently owns and operates the Energy Assets (together with the Facility, the "Property");

      WHEREAS, Lessee has entered into a Purchase Agreement, dated as of October 26, 2001 (the "Purchase Agreement"), among Lessee, as Seller, Lessor, as Purchaser, and Weirton Steel Corporation, a Delaware corporation, as Guarantor ("Guarantor");

      WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, Lessee has agreed to sell to Lessor, and Lessor has agreed to purchase from Lessee, the Property pursuant to the Transfer Documents, and simultaneously therewith Lessor has agreed to lease to Lessee, and Lessee has agreed to lease from Lessor, the Property on the terms and conditions provided in this Lease; and

      WHEREAS, to secure Lessee's obligations under this Lease and the other Operative Documents, Lessee shall grant to Lessor a security interest in the Property.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; RULES OF INTERPRETATION.

      Capitalized terms used but not defined herein shall have the meanings set forth in Appendix A hereto. The general provisions of Appendix A regarding interpretation shall also apply to this Lease.

SECTION 2.  LEASE OF PROPERTY; NATURE OF TRANSACTION.

      2.1 Lease of Property. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the Property, in each case subject to and in accordance with the terms and conditions of this Lease, for the Lease Term.

      2.2 Acceptance. Lessee hereby agrees that the execution and delivery by the Lessee of this Lease shall, without further act, constitute the irrevocable acceptance by the Lessee of the Property for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Property shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease.

      2.3 Title. The Property is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including Permitted Property Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to the Property other than to the extent resulting from Lessor Liens.

SECTION 3.  LEASE TERM.

      The Lease Term shall commence on (and include) the Closing Date and shall end on (and include) the Expiration Date, subject to earlier termination in accordance with Sections 11.1, 12.1, 13.1 or 16.1 of this Lease.

SECTION 4.  RENTS.

      4.1   Rent Payments.

            (a) Basic Rent. During the Interim Term, no Basic Rent shall be payable by Lessee. Beginning on the first Basic Rent Payment Date to occur immediately after the Basic Rent Commencement Date and continuing thereafter on each Basic Rent Payment Date until the Lease Balance equals zero, Lessee shall pay to Lessor Basic Rent in the manner provided in Section 4.2 for the lease of the Property during the Lease Term. Schedule 4.1 attached hereto depicts the Basic Rent Amortization Payment.

            (b) Supplemental Rent. Lessee shall pay to Lessor and the other Persons entitled thereto pursuant to Section 4.2 any and all Supplemental Rent on the date on which the same shall become due and payable, including interest at the Overdue Rate on any payment of Basic Rent, Supplemental Rent or the Termination Value not paid when due for the period from the due date until the same shall be paid. The expiration or other termination of the Lease Term and/or Lessee's obligation to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when the same shall be due and payable, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for non-payment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

            (c)   Operating Expenses. Lessee shall pay to Lessor pursuant to
Section 4.2, as Supplemental Rent, within thirty (30) days of written demand therefore, all amounts reasonably established by Lessor as the operating expenses of Lessor.

      4.2   Place and Manner of Payment.

            (a) All payments of Basic Rent, Supplemental Rent and the Termination Value payable by Lessee to Lessor under this Lease or any other Operative Document shall be made by Lessee to or for the account of the Lessor by wire transfer of immediately available funds consisting of Dollars in the amount of such payments prior to 2:00 P.M. eastern standard time on the date when such payments are due to such account at such bank, or in such other manner as Lessor shall from time to time direct in a written notice to Lessee.

            (b) Neither Lessee's inability or failure to take possession of all, or any portion, of the Property when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Property to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Basic Rent, Supplemental Rent or the Termination Value in accordance with the terms of this Lease.

            (c) All payments of Basic Rent, Supplemental Rent and the Termination Value shall be paid absolutely net to each Person entitled thereto, so that this Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.

      4.3   Net Lease.

            (a) THIS LEASE IS A NET LEASE AND LESSEE'S OBLIGATION TO PAY ALL BASIC RENT, SUPPLEMENTAL RENT OR THE TERMINATION VALUE SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF BASIC RENT, SUPPLEMENTAL RENT OR THE TERMINATION VALUE OR ANY SETOFF AGAINST BASIC RENT, SUPPLEMENTAL RENT OR THE TERMINATION VALUE, INDEMNITY OR ANY OTHER AMOUNT, WHETHER ARISING BY REASON OF ANY PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE BY LESSEE AGAINST LESSOR, ANY INVESTOR OR PERSON, OR OTHERWISE.

            (b) Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected:
(i) by reason of the condition, merchantability, design, quality, fitness for use, any defect in or damage to, loss of possession or use, obsolescence or destruction of any or all of the Property, however caused, or any inability to use the Property or any part thereof by reason of any such defect; (ii) by the taking or requisitioning of any or all of the Property by condemnation or otherwise or by any removal, abandonment, salvage loss, contamination or destruction of the Property or any part thereof; (iii) by the invalidity or unenforceability or lack of due authorization by Lessor, any Investor or Lessee or other infirmity of this Lease or any other Operative Document; (iv) by the attachment of any Lien of any third party to any portion or all of the Property;
(v) by any prohibition or restriction of or interference with Lessee's use of any or all of the Property by any Person; (vi) by the insolvency of or the commencement by or against Lessor or any Investor of any bankruptcy, reorganization or similar proceeding; (vii) by any restriction, prevention or curtailment of or interference with any use of the Property or any part thereof;
(viii) by any defect in title to or rights to the Property or any Lien on such title or rights or on the Property; (ix) by any change, waiver, extension or indulgence by Lessor or any Investor under the Operative Documents except to the extent provided in such change, waiver, extension or indulgence; (x) by any claim that Lessee has or might have against any Person, including any Investor or any vendor, manufacturer or contractor of or for the Property; (xi) by any invalidity, unenforceability, illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof;
(xii) by the impossibility or illegality of performance by Lessee, Lessor or both; (xiii) by any failure on the part of Lessor to perform or comply with any of the terms of this Lease or any other Operative Document; (xiv) by any action of any Governmental Authority; (xv) by any claim for infringement or other liability resulting from any patent, trade mark, copyright or other intellectual property rights; or (xvi) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

            (c) It is the intention of the parties hereto that all payments of Basic Rent, Supplemental Rent and the Termination Value payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof shall have been terminated or modified pursuant to the express provisions of this Lease. Lessee agrees that in no event shall a failure by Weirton Steel Corporation to supply Influent (as defined in the Supply Agreement) or utilities to the Facility under the Supply Agreement relieve Lessee of the obligation to pay Basic Rent, Supplemental Rent or the Termination Value hereunder. To the extent permitted by Applicable Law, Lessee hereby waives any and all rights that it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each payment of Basic Rent, Supplemental Rent, Termination Value, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover all or any part of such payment from Lessor except as expressly provided in this Lease. Without affecting Lessee's obligation to pay Basic Rent, Supplemental Rent or the Termination Value and any other amounts hereunder, Lessee may seek damages for a breach by Lessor or any Investor of its respective obligations under this Lease or any of the other Operative Documents. Lessor shall be under no obligation to marshal any assets in favor of Lessee or against or in payment of any or all Basic Rent, Supplemental Rent or the Termination Value. The parties hereto intend that the obligations of Lessee under this Lease shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Operative Document and the obligations of Lessee under this Lease shall continue unaffected unless such obligations have been modified or terminated in accordance with an express provision of this Lease.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

      5.1 Disclaimer of Warranties. Without waiving any claim Lessee may have against any manufacturer, vendor or contractor, LESSEE ACKNOWLEDGES AND AGREES THAT (a) THE PROPERTY IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (c) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER IN OR VENDOR OF PROPERTY OF SUCH KIND, AND (d) NONE OF LESSOR OR ANY INVESTOR HAS MADE, OR DOES OR WILL MAKE, (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY OR ALL OF THE PROPERTY IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR ANY OTHER PERSON, OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OR ALL OF THE

PROPERTY, IT BEING AGREED THAT, EXCEPT AS EXPRESSLY SPECIFIED HEREIN OR IN THE OTHER OPERATIVE DOCUMENTS, ALL RISKS ASSOCIATED WITH THE PROPERTY, AS BETWEEN LESSOR AND INVESTORS, ON THE ONE HAND, AND LESSEE, ON THE OTHER HAND, SHALL BE BORNE SOLELY BY LESSEE. In no event shall Lessee have any recourse against Lessor for any defect in or exception to title to the Property, except with respect to Lessor Liens attributable to Lessor or the Investors.

      5.2 Assignment of Warranties. Lessor assigns to Lessee, to the extent assignable, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of the Property or any component thereof.

      5.3 Claims Against Third Parties Relating to the Property. During the Lease Term, so long as no Event of Default shall have occurred and be continuing, Lessor hereby appoints irrevocably and constitutes Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever claims and rights Lessor may have in respect of the Property against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Property.

      5.4 No Bar. Notwithstanding any provision to the contrary contained in this Lease, nothing set forth in this Lease or any other Operative Document shall bar, limit, preclude, prevent, stay or otherwise adversely affect the Lessee's right or ability to bring and pursue any action for monetary damages against the Lessor or any other Person for any breach or alleged breach of its obligations hereunder or under any Operative Document.

SECTION 6.  LIENS/CONTESTS.

      6.1 Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to the Property or any part thereof, or its leasehold interest hereunder or any of Lessor's or the Investors' interests hereunder. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services, or for the furnishing of any materials, for any construction, alteration, addition or repair of or to the Property or any part thereof which would result in any liability of Lessor for payment therefor. Notice is hereby given that Lessor will not be liable for the cost of any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Property or any part thereof through or under Lessee, and that no mechanic's or other Liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Property.

      6.2 Grants and Releases of Easements; Lessor's Waivers. Lessor hereby consents in each instance to the following actions by the Lessee, in the name and stead of the Lessor, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of the Facility or Energy Assets; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Facility; (c) the dedication or transfer of unimproved portions of the Facility for road, highway or other public purposes; and (d) the execution of amendments to any covenants and restrictions affecting the Facility; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not impair by more than a de minimis amount the utility or remaining useful life of the Facility, (ii) such grant, release, dedication, transfer, annexation or amendment is reasonably necessary or desirable in connection with the use, maintenance, alteration or improvement of the Facility, (iii) such grant, release, dedication, transfer, annexation or amendment will not cause the Facility or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents or any Requirements of Law; (iv) the Lessee shall remain obligated under this Lease in accordance with its terms, as though such grant, release, dedication, transfer, annexation or amendment had not been effected and (v) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer, annexation or amendment. Subject to the provisions of Section 7.3, the Lessor acknowledges the Lessee's right to finance and to secure under the UCC, inventory, furnishings, furniture, fixtures, equipment, machinery, leasehold improvements and other personal property located at the Property, and Lessor agrees to execute from time to time Lessor waiver forms in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items; provided, however, that title to any fixtures, equipment, machinery, leasehold improvements and other personal property that are required for the proper operation of the Property or which cannot be readily removed or detached from the Property shall vest in Lessor and the same shall be deemed part of the Property for all purposes of this Lease and the Operative Documents. The Lessor shall, at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any waiver, grant, release, dedication, transfer, annexation or amendment to any Person as permitted under this Section 6.2.

      6.3 Permitted Contests in Respect of Applicable Law. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to the Property or any portion thereof shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor involve (A) any risk of criminal liability being imposed on any Participant, or
(B) any material risk of (1) foreclosure, forfeiture or loss of the Property, or any part thereof, or (2) the nonpayment of Rent or (C) any material risk of (1) the sale of, or the creation of any material Lien (other than a Permitted Property Lien) on, any part of the Property, (2) civil liability being imposed on any Participant for which Lessee has not specifically agreed to indemnify and defend such Participant, or (3) enjoinment of, or interference with, the use, possession or disposition of the Property in any material respect.

      6.4 Permitted Contests in Respect of Impositions and Other Liens. Notwithstanding any provision to the contrary contained in the Purchase Agreement or any other Operative Document, Lessee shall, subject to the provisions of Section 14.4, have the right to contest, appeal or otherwise challenge (i) any assessment of the Property (or any portion thereof) for any Imposition imposed by any Governmental Authority, (ii) the millage rates imposed for Taxes by any Governmental Authority, (iii) the allocation of the items constituting real property and personal property included within the Property made by any Governmental Authority in connection with any Tax, (iv) the uniformity or legality of any Imposition, and
(v) any Lien which Lessee is obligated to discharge under Section 6.1; provided, however, (A) such contest is diligently pursued and prosecuted in good faith to completion by the Lessee, (B) the Property is not subject to imminent foreclosure or sale by any Governmental Authority or Person, (C) Lessee shall set aside on its books adequate reserves for such Tax or Lien as determined in conformity with GAAP, consistently applied, and (D) no Participant will be subject to criminal liability, or any civil liability for which Lessee has not specifically agreed to indemnify and defend such Participant, in connection with such contest, appeal or challenge.

      6.5 Joinder of Lessor. The Lessor will not be required to join in any proceeding pursuant to this Section 6 unless a provision of Applicable Law requires that such proceeding be brought by or in the name of Lessor, or, in the good faith opinion of the Lessee, it is helpful to the Lessee, that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as the Lessee pays all related expenses and indemnifies the Lessor and the other Participants to the commercially reasonable satisfaction of the respective indemnities.

SECTION 7.  USE AND MAINTENANCE OF PROPERTY.

      7.1 Possession and Use of Facility; Compliance with Laws. Without limiting Lessee's obligations under Section 7.2 and subject to the provisions of
Section 6.3, Lessee shall use and operate the Property in compliance with all Applicable Laws except to the extent the failure to so comply could not reasonably be expected to have a material adverse effect with respect to Lessee or the Property. Lessee shall procure and maintain in effect all Governmental Approvals as shall now or hereafter be necessary under Applicable Law in connection with the operation and maintenance of the Property or the making and performance by Lessee of any of the Operative Documents, except to the extent the failure to so comply could not reasonably be expected to have a material adverse effect with respect to Lessee or the Property, and will use its reasonable efforts to intervene in and contest any proceeding which seeks, or may be reasonably expected, to rescind, terminate, modify or suspend any such Governmental Approval. The Property will at all times be and remain in the possession and control of Lessee, subject to Section 7.3 and Section 9. Lessee shall not use and operate the Property for any purpose or in any manner that would adversely affect the utility or remaining useful life of the Property (other than to the extent any of the foregoing constitutes ordinary wear and tear). Lessee will not change the use of the Property from that in effect on the Closing Date.

      7.2 Maintenance. At all times during the Lease Term, Lessee shall, at its own cost and expense, keep, repair, maintain and preserve (or cause to be kept, repaired, maintained and preserved) the Property in all material respects
(i) in good condition (ordinary wear and tear excepted), repair and working order, (ii) in accordance with Prudent Utility Practice and all insurance policies required to be maintained by Lessee under this Lease, (iii) so as not to cause any manufacturer's warranties then in effect on the Property to become void, and (iv) in compliance with all Applicable Law and Governmental Approvals. In addition to, but without limiting, the immediately preceding sentence, at all times during the Lease Term, Lessee shall, to the extent commercially reasonable, at its own cost and expense, keep, repair, maintain and preserve the Property without discrimination as compared to other assets of a similar type owned or operated by Lessee or any of its Affiliates. Lessee hereby waives any right that it may now have or hereafter acquire under any Applicable Law or otherwise (x) to require Lessor to repair, renew, replace or improve all or any part of the Property, or
(y) to make any repairs to the Property at the expense of Lessor.

      7.3   Removal of Components.

            (a) In the ordinary course of maintaining, servicing, repairing or testing the Property, or any component thereof, Lessee shall have the right, at its own cost and expense, to remove or cause to be removed any component of the Property; provided, however, that (i) Lessee shall cause any such component to be replaced by a replacement component, (ii) Lessee shall cause such replacement component to be free and clear of all Liens (other than Permitted Liens) and in as good an operating condition as that of the component replaced and with a utility and remaining useful life at least equal to that of the component replaced (in each case, assuming that the replaced component was maintained in accordance with the terms of this Lease), and (iii) the use of such replacement component as part of the Property shall not, other than in a de minimis respect, diminish the utility or remaining useful life of the Facility or Energy Assets (in each case taken as a whole); provided, further, that Lessee shall not be required to replace a particular component in accordance with this Section 7.3 if such component is obsolete and its removal without replacement could not reasonably be expected to diminish, other than in a de minimis respect, the utility or remaining useful life of the Facility or the Energy Assets, in each case taken as a whole ("Obsolete Component") or otherwise have a material adverse effect on the operations of the Facility or the Energy Assets (as appropriate). Each component (other than an Obsolete Component) at any time removed from the Property shall remain subject to this Lease, wherever located, until such time as such component shall be replaced by a replacement component which has been incorporated in the Property and which meets the requirements for replacement components specified above, and Lessee shall take all actions, including the filing of financing statements, as reasonably requested by Lessor as a precaution to cause such removed component to remain subject to this Lease.

            (b) Immediately upon (x) removal of an Obsolete Component or (y) removal of any other component (other than an Obsolete Component) from the Property pursuant to Section 7.3(a) and the replacement component becoming incorporated in the Property in accordance with Section 7.3(a), without further act (and with no adjustment to the Basic Rent, Supplemental Rent or the Termination Value, as the case may be), (i) the removed component shall no longer be subject to this Lease, (ii) title to the removed component shall thereupon vest in Lessee or such other Person as shall be designated by Lessee, free and clear of all rights of Lessor, and (iii) in the case of any replacement component, title to the replacement component shall thereupon vest with Lessor and such replacement component shall (x) become subject to this Lease and (y) be deemed a part of the Property for all purposes of the Operative Documents.

      7.4 Regulatory Credits. So long as no Event of Default has occurred and is continuing, Lessee and Guarantor shall have the right to utilize, bank, transfer and/or sell any and all "emission reduction credits" and similar rights attributable to the Property arising under Environmental Laws ("Regulatory Credits"); provided, however, that Lessee shall not sell any Regulatory Credits that are to be generated in the future without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. If an Event of Default has occurred and is continuing, all Regulatory Credits shall be the property of and inure to the benefit of Lessor and Lessee shall not take any action with respect to such Regulatory Credits without the prior written consent of Lessor.

SECTION 8.  IMPROVEMENTS.

      Lessee, at its own expense, (a) may make, or cause to be made, without the consent of any of Lessor or the Investors, modifications, alterations, additions or improvements to the Property (collectively, "Improvements") (i) that are in the reasonable judgment of Lessee advisable or desirable in accordance with Prudent Utility Practice, (ii) that do not diminish, other than in a de minimis respect, the utility or remaining useful life of the Facility or the Energy Assets (in each case when taken as a whole), (iii) that are made in accordance with all Applicable Laws, (iv) that do not have a material adverse effect on title to, or Lessor's interest in, the Property, (v) for the payment of the costs of which when due Lessee shall have made adequate arrangements such that the Property shall at all times remain free and clear of Liens for labor and materials supplied in connection with such Improvements, and (vi) that are undertaken only after Lessee has obtained all Governmental Approvals required for the making of such Improvements, and (b) shall make, or cause to be made, such Improvements ("Required Improvements") as may be required in order to comply with (i) any insurance policies required to be maintained by Lessee under this Lease or (ii) any Applicable Law, Governmental Approval or Governmental Rule. Title to all Improvements that are Severable Improvements shall automatically vest in Lessee and remain the property of Lessee and title to any Improvements that are not Severable Improvements shall remain with Lessor. If, and at the time, the Property is returned to Lessor in accordance with the terms of this Lease, Lessee shall remove such Severable Improvements at Lessee's sole cost and expense.

SECTION 9.  RIGHT TO SUBLEASE; ASSIGNMENT OF LEASE.

      9.1 Sublease. Lessee shall not sublease all or any portion of the Property or any of its rights under this Lease without the prior written consent of Lessor, and any such sublease made without the prior written consent of Lessor shall be null and void. Each such subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Lessee's part to be observed and performed under this Lease and subject to the further condition and restriction that (i) the sublease shall not be further assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part without the prior written consent of Lessor, (ii) the subletting shall end no later than one (1) day before the Expiration Date, and (iii) the subtenant shall forfeit possession in the event Lessee pays the Termination Value pursuant to Section 12.1. No sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so sublet. Any sublease of the Property shall expressly be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder.

      9.2 Assignment of Lease by Lessee. Lessee shall not assign any of its obligations under this Lease or its rights, benefits, advantages, titles or interests in and to the Property and this Lease without the prior written consent of Lessor, and any such assignment made without the prior written consent of Lessor shall be null and void. No assignment of Lessee's obligations under this Lease or Lessee's rights, benefits, advantages, titles or interests in and to the Property and this Lease shall in any way relieve Lessee of its obligations hereunder or under the other Operative Documents.

      9.3 Assignment of Lease by Lessor. Upon thirty (30) days prior written notice to Lessee and Guarantor, Lessor may assign its obligations, rights, benefits, advantages, titles or interests in and to this Lease to any Person; provided, however, that, so long as no Event of Default has occurred and is continuing, Lessee shall not assign this Lease or any of its obligations, rights, benefits, advantages, titles or interests in and to this Lease to any Person or Affiliate of a Person that is engaged in the steelmaking business or that competes directly or indirectly with Guarantor.

SECTION 10. INSPECTION AND RIGHT TO ENTER.

      10.1 Inspection. Upon at least five (5) Business Days' prior written notice by Lessor, Lessee shall make the Property available to Lessor and its agents for inspection at reasonable times and under conditions reasonably acceptable to Lessee.

      10.2 Right to Enter. Upon the occurrence and continuation of an Event of Default and the exercise of remedies pursuant to Section 16.1, Lessor shall have the right to enter upon the site on which the Property subject to re-possession is located for the purpose of repossessing the Property. Except for grossly negligent or willful acts or omissions, Lessor shall not be liable for any damage to Lessee's property caused by the repossession of the Property pursuant to the preceding sentence.

SECTION 11. EVENTS OF LOSS; INSURANCE.

      11.1 Risk of Loss. During the Lease Term, the risk of loss of or decrease in the enjoyment and beneficial use of all or any portion of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and neither Lessor nor the Investors shall be answerable or accountable to Lessee therefor.

            (a) If an Event of Total Loss occurs with respect to the Facility, then Lessee shall exercise the Termination Option and terminate this Lease pursuant to Section 12.1(a) and purchase the Property from Lessor by paying to Lessor on a Basic Rent Payment Date occurring not later than the earlier of the date that is ninety (90) days following the occurrence of such Event of Total Loss and the Expiration Date, the sums provided for in Section 12.1(a)(ii). The termination of this Lease and the purchase of the Property shall otherwise be in accordance with Section 12.1(b).

            (b) Lessee shall promptly notify Lessor in writing of any Event of Loss or Event of Total Loss.

            (c) All proceeds (including insurance proceeds) payable by a third-party to Lessee or Lessor in respect of an Event of Loss shall be paid directly to Lessor. So long as no Event of Default has occurred and is continuing, and provided that the Lessor shall have received a written application of the Lessee setting forth in reasonable detail the nature of any necessary repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds (inclusive of the proceeds paid to Lessor) are or will be available to complete such work on a timely basis (such application to be reasonably acceptable to the Lessor), the Lessor shall promptly pay over such proceeds to the Lessee and the Lessee shall be obligated to repair the Property or replace a component of the Property, as applicable, so that the Property shall have a remaining useful life and utility at least equal to that of the Property prior to such Event of Loss, assuming the Property was in the condition and repair required to be maintained by this Lease.

            (d) All proceeds (including insurance proceeds) payable by a third-party to Lessee or Lessor in respect of an Event of Total Loss shall be paid directly to Lessor to be applied toward payment of the Lease Balance.

      11.2  Insurance.

            (a) Insurance. At all times during the Lease Term, Lessee shall maintain insurance with respect to the Property as set forth in Schedule 11.2 hereto; provided that all such insurance policies shall name Lessor as loss payee or additional insured, as applicable, as Lessor's interest in the Property may appear (the "Additional Insured") with the understanding that any obligations imposed upon the insured, including, without limitation, the obligation to pay premiums under any policy required by this Section 11.2 shall be the obligation of the Lessee and not that of the Lessor. In the event Lessee fails to take out or maintain the full insurance coverage required by this
Section 11.2, Lessor may (but shall not be obligated to), upon thirty (30) days' prior written notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to Lessee of any such failure, take out the required policies of insurance and pay the premiums on such required policies of insurance. All amounts so advanced therefor by Lessor shall become an additional obligation of Lessee hereunder, and Lessee shall forthwith pay such amounts to Lessor, together with interest thereon from the date so advanced at the Overdue Rate.

            (b) Provisions With Respect to Insurance. All insurance policies required to be maintained pursuant to the terms hereof shall also provide for at least thirty (30) days prior written notice (ten (10) days if as a result of non-payment) by the insurance carrier to the Additional Insured in the event of cancellation, non-renewal, termination, expiration, reduction in coverage or material change of such insurance policy. Lessee shall place the insurance required by the terms of this Section 11.2 with insurance companies that agree to waive all claims for premiums from, and all subrogation rights against, the Additional Insured. All the insurance maintained pursuant to this Section 11.2 shall be primary without right of contribution of any other insurance carried by or on behalf of the Additional Insured with respect to its interests in the Property.

            (c) Reports. On or prior to the Closing Date and not less than fifteen (15) days prior to the expiration date of any insurance policy required to be maintained pursuant to this Section 11.2, Lessee shall furnish to the Additional Insured (i) a certificate of insurance with respect to the renewal of each policy, bearing a notation evidencing payment of premium therefor or accompanied by other proof of payment reasonably satisfactory to Lessor or (ii) in lieu thereof, an officer's certificate reasonably satisfactory to Lessor describing the status of renewal of such insurance, and as soon as they are available, the certificates described in clause (i) above.

            (d) Additional Insurance. At any time the Additional Insured may, at its own expense and for its own account, carry insurance with respect to its interest in the Property, provided that such insurance does not interfere with Lessee's ability to obtain insurance with respect thereto as required by this
Section 11.2. Any insurance payments received from insurance maintained by the Additional Insured pursuant to the previous sentence shall be retained by the Additional Insured without reducing or otherwise affecting Lessee's obligations hereunder.

SECTION 12. TERMINATION AND END OF TERM OPTIONS

      12.1  Termination Option.

            (a) Termination Option. Lessee may, at its option, terminate this Lease (the "Termination Option") on any Basic Rent Payment Date pursuant to this
Section 12.1(a) upon the satisfactory completion of the following on or before the Optional Termination Date:

                  (i) Lessee shall give advance written notice thereof to Lessor specifying the Basic Rent Payment Date on which this Lease shall terminate (which date shall be a date occurring not earlier than three (3) days after the date of such notice but in no event after the Expiration Date (the "Optional Termination Date"));

                  (ii) Lessee shall purchase all but not less than all of the Property by paying the sum of (x) the Termination Value for the Property to Lessor determined as of such Optional Termination Date (it being agreed that the Termination Value shall be adjusted by subtracting therefrom any Basic Rent previously paid by Lessee which is attributable to any period occurring on or after the Optional Termination Date and adding thereto any Basic Rent which has not been paid by Lessee but which has accrued for any portion of the Lease Term occurring prior to the Optional Termination
      Date) and, without duplication, (y) all Supplemental Rent due on or before or as a result of such Optional Termination Date, if any, to the Persons entitled thereto; provided, however, that Lessee shall be permitted to deduct the aggregate amount of any Lessor Liens (or Liens otherwise attributable to the Lessor or any Investor) existing on the Property as of the Optional Termination Date from the Termination Value and Supplemental Rent payable under this Section 12.1(a)(ii) and to apply such deducted amount to the payment of such Liens; and

                  (iii) the termination of this Lease and the purchase of the Property shall otherwise be in accordance with Section 12.1(b).

            (b) Actions Required in Connection With Exercise of Termination Option or other Purchase Rights. If Lessee shall have given Lessor notice of termination of this Lease pursuant to Section 11.1(a) or Section 12.1(a), or Lessee shall otherwise have the right or obligation to purchase the Property in accordance with this Lease or the other Operative Documents, then concurrently with the payment in full of all sums then owed to Lessor as provided in this
Lease:

                  (i)   all Rent for the Property shall cease to accrue;

                  (ii) this Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Property, except for Supplemental Rent and other obligations surviving pursuant to the express terms of this Lease or any other Operative Document; provided that it shall be a condition of such termination that Lessee shall pay all amounts due which it is obligated to pay under this Lease and the other Operative Documents;

                  (iii) Lessor shall in connection with the sale of the Property pursuant to Section 11.1(a) or Section 12.1(a)(ii), as the case may be, at Lessee's cost and expense, transfer on an "as is" and "where is" basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a warranty as to the absence of Liens attributable to Lessor or the Investors) and prepared and recorded at Lessee's expense) the Property in its then present physical condition to Lessee (or its designee); and

                  (iv) Lessor shall execute and deliver, and/or cause to be executed and delivered, all appropriate releases and other documents or instruments (and in such form) as Lessee may reasonably request to effect the foregoing and otherwise to release the Property from the terms of this Lease, all of which shall be prepared, filed and, if appropriate, recorded at the cost and expense of Lessee.

           (c) End of Term Purchase. Unless Lessee shall have properly exercised the Termination Option or this Lease shall have otherwise terminated, and so long as no Event of Default has occurred and is continuing, on the Expiration Date the Lessee shall purchase from the Lessor, and the Lessor shall convey to the Lessee, on the Expiration Date all of the Lessor's interest in the Property for an amount equal to the Lease Balance (plus ten Dollars ($10.00) and all other amounts owing in respect of Basic Rent and Supplemental Rent theretofore accruing). The purchase of the Property pursuant to this Section shall occur in accordance with Section 12.1(b). Lessee shall have the right to withhold the final payment of Basic Rent, and deduct therefrom the aggregate amount of any Lessor Liens (or Liens otherwise attributable to the Lessor or any Investor) existing on the Property as of the Expiration Date and to apply such deducted amount to the payment of such Liens, and the balance of such Basic Rent payment shall be due on the Expiration Date.

            (d) Designated Purchaser. In connection with any purchase of the Property as permitted or required in this Lease, the Lessee may designate, in a notice given to the Lessor not less than one (1) Business Day prior to the closing of such purchase, the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease.

SECTION 13. REQUIRED PURCHASE OF PROPERTY BY LESSEE.

      13.1 Put Event. If during the Lease Term the Guarantor either (i) records in conformity with GAAP, consistently applied, on its financial statements net cash proceeds of at least $100,000,000.00 as a result of a non-recurring, non-operating gain arising out of an asset disposition or substantially similar transaction or (ii) records net income of at least $12,500,000.00 per quarter, averaged over eight (8) consecutive quarters (each such event being referred to herein as a "Put Event"), Lessee shall notify Lessor promptly (and in all events within 45 days after the occurrence of the Put Event) that a Put Event has occurred (the "Event Notice"). Within thirty (30) days after receipt of the Event Notice, Lessor shall have the right (exercised by notice to the Lessee within such 30 day period) to cause Lessee to exercise the Termination Option in accordance with Section 12.1 and acquire the Property upon payment of the sums specified in Section 12.1; provided, however, notwithstanding the provisions of
Section 12.1 to the contrary, Lessee shall be required to close on the purchase of the Termination Option on or before the 60th day after Lessee receives notice from Lessor that Lessor is requiring Lessee to exercise the Termination Option. Should Lessor fail to provide such notice within the 30 day period, Lessor's right to require Lessee to exercise the Termination Option shall automatically and without further action cease and terminate with respect to the Put Event giving rise to the right in Lessor.

      13.2  Limitations on Required Purchase. Notwithstanding the provisions of
Section 13.1 to the contrary, in no event shall Lessor have the right to require Lessee to acquire the Property pursuant to Section 13.1 if the purchase of the Property resulting from the Put Event would conflict with or violate, or give rise to a default or event of default under: (i) any Restructuring Indebtedness; or (ii) any other financing arrangement, debt instrument or other agreement evidencing Indebtedness to which the Guarantor or any Affiliate is a party as of the Closing Date.

SECTION 14. INDEMNIFICATION

      14.1 General Indemnification. The Lessee agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of:

            (a) any injury or damage to Persons or property arising from the actions or inactions of Lessee (or its employees, agents, Affiliates, or invitees);

            (b) this Lease, any of the other Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof requested by Lessee;

            (c)   the Property or any part thereof or interest therein;

            (d) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including any sale pursuant to this Lease), return or other disposition of all or any part of any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (1) Claims or penalties arising from any violation of Applicable Law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Improvements in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) any Claim for Lessee's failure to procure and maintain in effect all Governmental Approvals required under Applicable Law;

            (e) the breach by the Lessee or Guarantor of any covenant, representation or warranty made by them or deemed made by them in this Lease or any other Operative Document or any certificate delivered pursuant to this Lease or any other Operative Document; or

            (f) the existence of any Lien on or with respect to the Property, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Improvements constructed by the Lessee, except Lessor Liens and Liens in favor of the Lessor;

provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section 14.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim resulting from Lessor Liens, and (3) any Claim for lost opportunity costs of any Indemnitee or consequential or incidental damages to any Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under any other Operative Document.

     14.2 Environmental Indemnity. Without limitation of the other provisions of this Section 14, and notwithstanding the fact that Lessee does not maintain environmental insurance on the Property, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any Governmental Authority, caused by:

            (a) Contamination on or under the Property resulting in an Environmental Condition, or any Release of any Hazardous Material on, under, from or onto the Property,

            (b) any Environmental Claim or any activity, including construction, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material that at any time is located or present on or under or that at any time migrates, flows, percolates, diffuses or in any way moves onto or under the Property,

            (c) Hazardous Material released from the Property to the environment or Environmental Conditions on or emanating from the Property (including clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, third party claims, fines and penalties and natural resource damages), causing death or injury to any Person, or to property, wildlife, aquatic species, vegetation, flora and fauna, and any resulting mitigative action required by or under Environmental Laws,

            (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission on the Property causing an Environmental Condition that requires remediation or causes any Governmental Authority to record a Lien on the land records, or

            (e) any Contamination requiring investigation, remediation, corrective action or other response under any Environmental Law on or under the Property, or affecting any natural resources, arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials on the Property, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws;

provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section 14.2 for: (i) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, and (ii) any Claim relating to a Release first occurring after the termination of this Lease and while Lessor is in possession of the Property. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under any other Operative Document.

      14.3 Proceedings in Respect of Claims. In case any action, suit or proceeding shall be brought against any Indemnitee for which indemnification is or will at any time be sought hereunder, such Indemnitee shall promptly notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at the Lessee's expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof with counsel acceptable to such Indemnitee. The Lessee, at the request of each Indemnitee, shall keep such Indemnitee apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that (A) in the reasonable opinion of such Indemnitee (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a material or imminent risk of the sale, forfeiture or loss of, the Property or any part thereof unless, in the case of civil liability or a potential Lien, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee has been unable to sever the indemnified Claim(s) from the indemnified Claim(s) (it being understood that the Indemnitee will join in the Lessee's efforts to sever such action), or (C) an Event of Default under the Lease has occurred and is continuing. The Indemnitee may participate in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Sections
14.1 or 14.2 without the prior written consent of the Indemnitee, (which consent shall not unreasonably be withheld, conditioned or delayed) except that no such consent shall be required for any Claims the settlement of which do not involve an admission of wrongdoing on the part of such Indemnitee.

      The Lessee and each Indemnitee agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnitee shall not be a condition to the Lessee's obligations under this Sections 14.1 or 14.2. Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in, or assume and control the defense of, any action, suit or proceeding to the extent permitted by Sections 14.1 or 14.2. With respect to any Claim or amount that the Lessee is requested by an Indemnitee to pay pursuant to Sections 14.1 or 14.2, such Indemnitee shall, at the expense of the Lessee, if so requested by the Lessee and prior to any payment, submit such additional information and documents to the Lessee as the Lessee may reasonably request and which is in the possession of or reasonably available to Indemnitee to substantiate properly or which is otherwise related to the requested payment or related Claim.

      After an Indemnitee has been fully indemnified for a Claim or upon payment in full of any Claim to or on behalf of an Indemnitee, as applicable, by the Lessee pursuant to Sections 14.1 or 14.2, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

      Any amount payable to an Indemnitee pursuant to Sections 14.1 or 14.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

      14.4  General Tax Indemnity.

            (a) Indemnification. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis, including, without limitation, reasonable attorneys', accounting and investigation fees. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of this Lease and shall be separate and independent from any remedy under this Lease or any other Operative Document.

            (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 14.4, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 14.4 may be payable, such Tax Indemnitee shall promptly (and in any event, within twenty (20) days) notify the Lessee in writing (provided that failure to so notify the Lessee within twenty (20) days shall not alter such Tax Indemnitee's rights under this Section
14.4 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Imposition) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld, conditioned or delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall immediately notify the Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld, conditioned or delayed) for ten (10) days after the receipt of such notice by the Lessee unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

      The Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest, or, subject to the next succeeding sentence that such Tax Indemnitee permit the Lessee to contest, such Imposition, in either case at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee,
(y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y), if such contest by the Lessee could have a material adverse impact on the business or operations of such Tax Indemnitee and such Tax Indemnitee provides a written explanation to the Lessee of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and provided, further, that in determining the application of clauses (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Imposition for which the Lessee indemnifies hereunder from Impositions for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, such Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or such Tax Indemnitee be required to contest) any claim (A) if an Event of Default has occurred and is continuing unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect of the Impositions subject to such claim and any and all expenses for which the Lessee is responsible hereunder that are reasonably foreseeable in connection with the contest of such claim, or (B) if such contest shall involve the payment of the Imposition prior to the contest, unless the Lessee shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Tax Indemnitee with respect to any period for which the Lessee may be liable to pay an indemnity under this Section 14.4(b)) exceeds $15,000 and (B) unless, if requested by such Tax Indemnitee, the Lessee shall have provided to such Tax Indemnitee an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Tax Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

      The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Impositions (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment, provided, however, that if such Tax Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer, then the amount for which the Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

      Each Tax Indemnitee shall, at the Lessee's expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 14.4(b); provided, however, that such Tax Indemnitee shall not be required to provide to the Lessee copies of its tax returns or any documentation or materials that it deems to be confidential or proprietary. Notwithstanding anything in this Section 14.4(b) to the contrary, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 14.4 (and with respect to which contest is required under this Section 14.4(b)) without the prior written consent of the Lessee, unless such Tax Indemnitee waives its right to be indemnified under this Section 14.4 with respect to such claim and pays to the Lessee any amount previously paid or advanced by Lessee pursuant to this Section
14.4 with respect to such claim.

      Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Imposition if such Tax Indemnitee shall waive its right to indemnification under this Section 14.4 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

            (c) Payments. Any Imposition indemnifiable under this Section 14.4 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 14.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 14.4 shall be made directly to such Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule 5.1(g) to the Purchase Agreement. Upon the request of any Tax Indemnitee with respect to an Imposition that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Imposition or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

            (d) Reports. In the case of any report, return or statement required to be filed with respect to any Imposition that are subject to indemnification under this Section 14.4 and of which the Lessee has knowledge, the Lessee shall promptly notify such Tax Indemnitee of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise requested by such Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or such Tax Indemnitee otherwise requests that such report, return or statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to such Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which such Tax Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement.

            (e) Verification. At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this Section 14.4 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and such Tax Indemnitee. The costs of such verification shall be borne by the Lessee. In no event shall the Lessee have the right to review such Tax Indemnitee's tax returns or receive any other confidential information from such Tax Indemnitee in connection with such verification. Each of the Lessee and such Tax Indemnitee shall provide such accounting firm with all information and materials as shall be reasonably necessary or desirable in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information
as)
the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within thirty (30) days of the Lessee's request for verification and the computations of the accounting firm shall be final, binding and conclusive upon the Lessee and such Tax Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Lease and that matters of interpretation of this Lease are not within the scope of the independent accounting firm's responsibilities.

SECTION 15. EVENTS OF DEFAULT.

      The following shall constitute events of default (each, an "Event of Default") hereunder:

      15.1 Payment Default. (a) Any payment of Basic Rent shall not have been paid within ten (10) days of when due, (b) the Termination Value shall not have been paid within ten (10) days of when due or (c) any other amount due and payable under this Lease or the other Operative Documents, including Supplemental Rent, shall not have been paid within thirty (30) days of its respective due date.

      15.2 Covenant Defaults. Lessee defaults in the performance or observance of any of its obligations hereunder and such default continues unremedied for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that no Event of Default shall occur under this sentence if the remedy reasonably requires in excess of thirty (30) days and within such 30 day period, Lessee commences such cure and diligently prosecutes the same to completion.

      15.3  Bankruptcy. If Lessee or Guarantor shall:

            (a) apply for or consent to the appointment of a receiver, trustee or liquidator of such Person or of all or a substantial part of such Person's assets;

            (b) be adjudicated bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due;

            (c)   make a general assignment for the benefit of creditors;

            (d) file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law;

            (e) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceedings; or

            (f) be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of such Person or appointing a receiver, trustee or liquidator of such Person or of all or a substantial part of such Person's assets, and such order, judgment or decree shall continue unstayed and in effect for any period of one hundred twenty (120) consecutive days.

SECTION 16. REMEDIES.

      16.1 Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Lessor may, upon written notice to Lessee, at its option, declare this Lease to be in default, and at any time thereafter, so long as all outstanding Events of Default shall not have been remedied, Lessor may take any one or more of the following actions as Lessor in its sole discretion shall elect, to the extent permitted by and subject to compliance with any mandatory requirements of Applicable Law:

            (a) Lessor shall have the right to demand in writing that Lessee pay to Lessor immediately, as and for final liquidated damages and not as a penalty, but exclusive of the indemnities payable under Section 14 of this Lease and other amounts payable by Lessee under the Operative Documents, and in lieu of all damages (including Rent (other than Supplemental Rent)) beyond the date of such demand (the "Demand Date"), and Lessee shall immediately pay the Termination Value for the Property determined as of the Basic Rent Payment Date immediately preceding the Demand Date (it being agreed that the Termination Value shall be adjusted by subtracting therefrom any Basic Rent previously paid by Lessee which is attributable to any period occurring on or after the Demand Date and adding thereto any Basic Rent which has not been paid by Lessee but which has accrued for any portion of the Lease Term occurring prior to the Demand Date); provided that if an Event of Default described in Section 15.3 shall occur with respect to Lessee or Guarantor, the Termination Value determined in accordance with this Section 16.1(a) shall automatically, and without any action on the part of Lessor, become immediately due and payable. Lessee waives, to the maximum extent permitted by law, any right to contest the Termination Value as the liquidated sum due upon acceleration of this Lease in accordance with this Section 16.1. Concurrently with the payment by Lessee of the Termination Value to Lessor pursuant to this Section 16.1(a) and the payment of all Supplemental Rent due and owing under the Operative Documents to the Persons entitled thereto:

                  (i)   all Rent for the Facility shall cease to accrue;

                  (ii) this Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Property, except for Supplemental Rent and other obligations surviving pursuant to the express terms of this Lease and any other Operative Document; provided that it shall be a condition of such termination that Lessee shall pay all amounts due which it is obligated to pay under this Lease and the other Operative Documents;

                  (iii) Lessor shall transfer on an "as is" and "where is" basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a warranty as to the absence of Liens attributable to Lessor or the Investors) and prepared and recorded at Lessee's expense) the Property to Lessee (or its designee); and

                  (iv) Lessor, at Lessee's cost and expense, shall execute and deliver and/or cause to be executed and delivered, all appropriate releases and other documents or instruments (and in such form) as Lessee may reasonably request to effect the foregoing and otherwise to release the Property from the terms of this Lease, all of which shall be prepared, filed and, if appropriate, recorded at the cost and expense of Lessee;

            (b) Lessor may (i) terminate this Lease as of the date specified in writing to Lessee and (ii) declare the entire balance of Basic Rent to be due and payable together with accrued unpaid Basic Rent and any other Supplemental Rent payable under this Lease and the other Operative Documents, provided that no reletting or taking possession of the Property by Lessor will be construed as a termination of this Lease by Lessor unless Lessor has delivered written notice of its intent to terminate this Lease;

            (c) Lessee shall, upon Lessor's written demand, surrender to Lessor possession of the Property in the manner and condition required under this Lease and Lessee shall quit the same. Lessor may act to repossess the Property by such means as are available at law or in equity. Lessor shall have no liability by reason of any such repossession performed in accordance with Applicable Law;

            (d) Lessor may, upon twenty (20) days' prior written notice to Lessee of its intention to sell the Property (indicating the date, time and place of any such proposed sale) and subject to Applicable Law, sell in good faith and in a commercially reasonable manner all or any part of the Property at public or private sale, as Lessor may determine;

            (e) Lessor may relet all, or any portion, of the Property, for the account of Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and for such purposes as Lessor may determine. Lessor may collect, receive and retain the rents resulting from such reletting and the amount of such rents shall be applied to the Lease Balance. If the amount of such rents during any period is less than the Basic Rent, as the case may be, to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Basic Rent Payment Date;

            (f) If the Event of Default is the result of Lessee's failure to perform any of its obligations under this Lease or any other Operative Document, then, Lessor may, but shall not be obligated to, perform such obligation, and the fees and expenses incurred by Lessor in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Lessor shall accrue as provided in Section 4.1(b) from the date such expense is incurred until paid in full;

            (g) Lessor, to the extent permitted by Applicable Law, as a matter of right, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of such property unless such receivership is sooner terminated; and

            (h) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof and/or to recover damages for the breach hereof; and

            (i) Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive or any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercises of the remedies provided in this instrument or the other Operative Documents (including the appointment of a receiver and the entry of such receiver onto all or any part of the Property), be deemed a mortgagee in possession, and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the excise of such remedies.

      16.2 No Delay or Omission to be Construed as Waiver. No delay in exercising or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

      16.3 Waiver of Certain Rights. To the maximum extent permitted by Applicable Law, Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereinafter in force and all rights of marshalling in the event of any sale of the Property. Subject to the foregoing, if this Lease shall be terminated pursuant to this Section 16, Lessee waives, to the fullest extent permitted by Applicable Law, (a) any notice of repossession or the institution of legal proceedings to obtain repossession,
(b) any right of redemption or repossession except as expressly provided herein,
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies, and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Section 16.

SECTION 17. PREPAYMENT.

      17.1 Optional Prepayment. Lessee may, on any Basic Rent Payment Date, prepay all or any portion of the Lease Balance at any time and from time to time by making payment in accordance with Section 4.2 (each such payment an "Optional Prepayment").

      17.2 Mandatory Prepayment. Lessee shall, on each Annual Basic Rent Payment Date, prepay all or a portion of the Lease Balance by making payment in accordance with Section 4.2 (each such payment a "Mandatory Prepayment"), as follows based on the average annual hot band process as stated in the index of hot rolled prices as reported in Purchasing Magazine (the "Index"):

               Published Average Annual                         Amount of
                    Hot Band Prices                       Mandatory Pre-Payment
                    ---------------                       ---------------------
      Less than $305 per ton                                        $0

      Equal to $305 per ton but less than $320
      per ton                                                  $1.0 million

      Equal to $320 per ton but less than $335
      per ton                                                  $1.5 million

      Equal to or in excess of $335
      per ton                                                  $2.0 million

The Mandatory Prepayment shall be calculated as of March 1 of the applicable year by reference to the Index published at the end of the previous calendar year. Should the Index be discontinued, Lessor and Lessee shall negotiate in good faith to agree to another appropriate index or methodology for calculating the Mandatory Prepayment in a manner that most closely equates to the calculation that would otherwise be derived by reference to the Index.

      17.3 Energy Co-Payments. Lessee shall, on each Basic Rent Payment Date, prepay all or a portion of the Lease Balance by making a payment in accordance with Section 4.2 equal to the payments, if any, made to Lessee by Allegheny Power pursuant to the Power Supply Agreement since the immediately preceding Basic Rent Payment Date (deducting therefrom cost of goods sold (including fuel but excluding depreciation) and all taxes payable in connection therewith) (each such payment an "Energy Co-Payment").

      17.4 Application of Prepayments and Energy Co-Payments. Prepayments and Energy Co-Payments shall reduce the Lease Balance, but shall not relieve Lessee from making payments of Basic Rent on Basic Rent Payment Dates prior to the time at which the Lease Balance equals zero. Prepayments and Energy Co-Payments shall be applied against the Lease Balance in inverse order of maturity.

SECTION 18. ACCOUNTING SYSTEM; BOOKS AND RECORDS; INFORMATION

            (a) Accounting System. The Lessee shall maintain a system of accounting established and administered in conformity with GAAP, consistently applied, and will set aside on its books all such proper reserves as shall be required by GAAP, except that, should the requirements of GAAP change, the Lessee will not be required to alter a previously utilized accounting method or policy in order to remain in conformity with GAAP, as so changed.

            (b) Books and Records. The Lessee will keep books of record and account regarding this Lease and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable), which books shall include copies of all Operative Documents and any amendments thereto and of each material item of property comprising or included in the Property, and shall provide copies of the foregoing to the Lessor from time to time on request at the Lessee's expense. The Lessee will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP, consistently applied, shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of the Lessor, upon at least five (5) Business Days' prior written notice to Lessee (x) at the Lessor's expense prior to the occurrence and continuance of an Event of Default and (y) at the Lessee's expense after the occurrence and during the continuance of an Event of Default, to visit and inspect the Property at reasonable times and under conditions reasonably acceptable to Lessee, and any of Lessee's other properties, to examine and make abstracts from any of the Lessee's books and records and to discuss the Lessee's affairs, finances and accounts with the Lessee's officers, employees and independent public accountants. The Lessee agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

            (c)   Information. The Lessee will deliver to the Lessor:

                  (i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, a balance sheet of the Lessee as of the end of such fiscal year and the related statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by the chief financial officer, the chief accounting officer or treasurer of the Lessee;

                  (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year, a balance sheet of the Lessee as of the end of such fiscal quarter and the related statement of income and statement of cash flows for such fiscal quarter and for the part of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, the chief accounting officer or treasurer of the Lessee;

                  (iii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Lessee shall have filed with the Securities and Exchange Commission;

                  (iv) promptly, and, in any event, within ten (10) business days after the Lessee has actual knowledge of any Event of Default, a certificate of the chief financial officer, the chief accounting officer or treasurer of the Lessee setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                  (v) from time to time such additional information regarding the financial position or business of the Lessee and the Guarantor as the Lessor, at the request of any of the Investors, may reasonably request.

SECTION 19. GRANT OF SECURITY INTEREST. In the event that pursuant to the final determination of a court of competent jurisdiction the transaction contemplated in this Lease and the other Operative Documents is deemed to be a financing rather than a lease, this Lease shall be treated as a credit line deed of trust and a security agreement or other similar instrument (this Lease, as so treated, is the "Mortgage"); namely, (i) a credit line deed of trust from the Lessee, as grantor, to Roger D. Hunter, as trustee for the benefit of the Lessor (together with any successor trustee appointed by the Lessor, the "Trustee"), as grantee, on that part of the Property constituting real property, identified on Schedule 1 attached hereto, and is to be construed as a credit line deed of trust under the laws of the State of West Virginia relating to deeds of trust, and not as a mortgage, and the Lessee, as grantor, irrevocably grants, bargains, sells, assigns and conveys unto the Trustee in trust, with power of sale and right of entry and possession except as to those portions and components of the Property that constitute personal property, under and subject to the terms hereof, for the benefit of the Lessor, all of the Lessee's interest and estate, whether now owned or hereafter acquired (whether fee, leasehold, legal or equitable) and whether the same now exist or hereafter come into existence, in and to the Property, all Governmental Approvals relating to the Property and all rents, issues, revenues and profits therefrom (for purposes of this Section 19, hereinafter referred to as the "Collateral"), TO HAVE AND TO HOLD FOREVER the Collateral and all parts, rights, members and appurtenances thereof, to the use and benefit of the Trustee and the heirs, successors and assigns of the Trustee and the Lessee covenants that the Lessee is lawfully possessed of the aforesaid real property and has good right to encumbered the same, that the same is unencumbered except for the Permitted Property Liens and that the Lessee does warrant and will forever defend title thereto against the claims of all persons whomsoever; and (ii) as a security agreement from the Lessee, as debtor, to the Lessor as secured party, encumbering all personal property comprising the Collateral, and that the Lessee, as debtor, hereby grants to the Lessor, as secured party (together with its successors and permitted assigns, collectively, the "Secured Party") a first and prior lien on and security interest in the equipment, fixtures, and any and all other personal property of any kind or character comprising the Collateral and all proceeds therefrom, in each case being effective as of the date of this Lease. The Secured Party shall have all of the rights, powers and remedies of beneficiaries, grantees and secured parties available under Applicable Law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, as and to the extent available under Applicable Law, and the amounts secured by the liens and security interests shall be the collective amount of the aggregate Rent, up to but not in excess of $30,000,000.00, together with unpaid interest thereon, plus any other amounts owing to the Secured Party under the Operative Documents (including, without limitation, Supplemental Rent) (collectively, the "Secured Amount"). The filing of this Lease (or a memorandum hereof) shall be deemed to constitute the filing of a credit line deed of trust and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the security interests in the Collateral as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Secured Party under this Lease and the other Operative Documents. If this transaction is treated as a financing, the obligation arising hereunder shall be with full recourse to the Lessee to the extent of the Secured Amount and shall not be treated as recourse only to the Collateral.

            Inasmuch as Lessee and Secured Party intend that this Mortgage shall, among other things, constitute a fixture filing financing statement, the undersigned sets forth the following:

            (a) The debtor is the Lessee and the grantor hereunder, FW Holdings, Inc., and its address is set forth below in Paragraph 22.4 hereinbelow.

            (b) The Secured Party is the Lessor and the grantee hereunder, MABCO Steam Company, LLC, and its address is set forth in Paragraph 22.4 hereinbelow.

            (c) The real estate concerned is described in Schedule 1 and the record owner thereof is MABCO Steam Company, LLC.

            (d) THE SECURED PARTY DESIRES THIS FINANCING STATEMENT TO BE INDEXED AGAINST THE LESSEE AND THE COLLATERAL AS A FIXTURE FILING.

      This Mortgage is given to secure the payment and performance by the Lessee of the Secured Amount and other obligations under the Operative Documents, including without limitation the following:

                  (i) The Rent representing an aggregate indebtedness in the amount of up to $30,000,000.00, with final payment being due, unless extended in accordance with this Lease, on or before December 31, 2012; and

                  (ii) Any and all additional advances made by the Secured Party or the Trustee to protect or preserve the Collateral or the lien hereof on the Collateral, or for taxes, assessments or insurance premiums as herein provided (whether or not the original Lessee remains the owner of the Collateral at the time of such advances).

      Lessee expressly understands and agrees that this Mortgage secures future advances or extensions of credit with interest thereon that the Secured Party shall make to Lessee from time to time. All advances, whether made at the time of recording hereof or to be made in the future, are secured by this Mortgage as if made on the date of recording hereof. However, the aggregate maximum principal amount of the indebtedness secured hereunder at any one time outstanding shall not exceed the sum of Thirty Million Dollars ($30,000,000.00). THE FUTURE ADVANCES TO BE SECURED BY THIS CREDIT LINE DEED OF TRUST ARE INTENDED TO BE OBLIGATORY FOR PURPOSES OF WEST VIRGINIA CODE SECTION 38-1-14 (a)(3).

      In order to preserve the security interest and lien provided for herein, the Secured Party and the Lessee agree to abide by the following provisions with regard to the Collateral:

            (a) Change in Location of Collateral or the Lessee. The Lessee (i) will notify the Secured Party on or before the date of any change in (A) the location of the Collateral (B) the location of the Lessee's chief executive office or address, (C) the name of the Lessee and (D) the corporate structure of the Lessee, and (ii) will, on or before the date of any such change, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected lien (subject only to Permitted Liens) in the Collateral after any such change.

            (b) Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

            (c) Sale, Disposition or Encumbrance of Collateral. Except for Permitted Property Liens, as permitted by this Lease or any of the other Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Trustee or the Secured Party.

            (d) Proceeds of Collateral. Except as permitted by this Lease or any of the other Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. After the occurrence and during the continuance of an Event of Default, in the event the Lessee has not paid the Termination Value pursuant to Section 16.1(a) all such proceeds and all proceeds received by the Secured Party from the sale or disposition of any Collateral pursuant to this Section 19 shall be applied (i) first to the expenses of sale and all proceedings in connection therewith including attorneys' and trustee's fees, (ii) secondly, to pay all accrued and unpaid Supplemental Rent, (iv) thirdly, to pay all accrued and unpaid Basic Rent; and any proceeds then remaining shall be paid to the Lessee. This Section 19 shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

            (e) Further Assurances. Upon the reasonable request of the Secured Party, the Lessee shall (at the Lessee's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance reasonably satisfactory to the Secured Party.

            (f) Collateral Attached to Other Property. In the event that any of the Collateral is removed from the Property and is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records. If the Lessee is not the record owner of such real property, it will provide the Secured Party with any additional security documents or financing statements necessary for the perfection of the Secured Party's lien in the Collateral, as requested by the Secured Party.

            (g) Secured Amount. Should the Secured Amount be paid according to the tenor and effect thereof when the same becomes due and payable hereunder, and should the Lessee perform all covenants contained in the Operative Documents in a timely manner, then the Trustee and the Secured Party shall, at the expense of the Lessee, cause this Mortgage to be released. Such release shall be effected in accordance with the provisions of the Applicable Laws of the State of West Virginia then in effect.

            (h)   Trustee.

                  (i) Except for gross negligence or willful misconduct, the Trustee shall not be liable for any act or omission or error of judgment. The Trustee may rely on any document believed by it in good faith to be genuine. All money received by the Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by Applicable Law), and the Trustee shall not be liable for interest thereon. To the fullest extent permitted by Applicable Law, the Lessee shall protect, indemnify and hold harmless the Trustee against all liability and expense which the Trustee may incur in the performance of its duties hereunder.

                  (ii) The Trustee may resign by an instrument in writing addressed to the Secured Party, or the Trustee may be removed at any time with or without cause by an instrument in writing in recordable form executed by the Secured Party. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason the Secured Party shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then the Secured Party shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Secured Party, which writing shall recite the parties to, and the book and page of record of this Mortgage (or a memorandum hereof) and the description of the Collateral and which writing, when executed and acknowledged by the Secured Party and recorded in the Office of the Clerk of the County Commission of Hancock County, West Virginia, shall be conclusive proof of the proper substitution and appointment of such successor trustee or trustees and notice of such proper substitution and appointment of all parties in interest. The authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Amount has been paid in full, or until the Collateral is sold hereunder. In the event the Secured Amount is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such Secured Amount shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by the Secured Party shall be full evidence of the right and authority to make the same and of all facts therein recited. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Collateral shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee; but nevertheless, upon the written request of the Secured Party or of the successor or substitute trustee the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Collateral of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and money held by said trustee hereunder to said successor or substitute trustee. All references herein to the Trustee shall be deemed to refer to the trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. The Lessee hereby ratifies and confirms any and all acts which the Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

                  (iii) At any time, or from time to time, without liability therefor and without notice, upon written request of the Secured Party and presentation of this Mortgage, and without affecting the personal liability of any person for payment of the Secured Amount or the effect of this Mortgage upon the remainder of the Collateral, the Trustee may take such actions as the Secured Party may request and which are permitted by this Mortgage or by Applicable Law.

            (i)   Mortgage Remedies.

                  (i) If an Event of Default shall have occurred and be continuing, then upon demand of the Secured Party the Lessee shall forthwith surrender to the Secured Party the actual possession of the Collateral and if, and to the extent, permitted by Applicable Law, the Secured Party itself, or by such officers or agents as it may appoint, may enter and take possession of all the Collateral without the appointment of a receiver, or an application therefor, and may exclude the Lessee and its agents and employees wholly therefrom, and may have joint access with the Lessee to the books, papers and accounts of the Lessee pertaining to the Collateral. If the Lessee shall for any reason fail to surrender or deliver the Collateral or any part thereof after such demand by the Secured Party, the Secured Party may obtain a judgment or decree conferring upon the Secured Party the right to immediate possession or requiring the Lessee to deliver immediate possession of the Collateral to the Secured Party, to the entry of which judgment or decree the Lessee hereby specifically consents. Upon every such entering upon or taking of possession, the Secured Party may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (B) insure or keep the Collateral insured; (C) manage and operate the Collateral and exercise all the rights and powers of the Lessee to the same extent as the Lessee could in its own name or otherwise with respect to the same; and (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Secured Party, all as the Secured Party from time to time may determine to be in its best interest. The Secured Party may collect and receive all the rents, issues, profits and revenues from the Collateral, including those past due as well as those accruing thereafter, and, after deducting (AA) all expenses of taking, holding, managing and operating the Collateral (including compensation for the services of all persons employed for such purposes); (BB) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (CC) the cost of such insurance; (DD) such Impositions as the Secured Party may at its option pay; (EE) other proper charges upon the Collateral or any part thereof; and (FF) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Secured Party, the Secured Party shall apply the remainder of the monies and proceeds so received by the Secured Party in accordance with the terms of this Mortgage. Anything in this Section 19(i) to the contrary notwithstanding, the Secured Party shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of the exercise by the Secured Party of its rights under this Mortgage, and the Secured Party shall be liable to account only for the rents, income, issues, profits and revenues actually received by Secured Party. Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements of this Mortgage, shall have been paid and all Events of Default made good, the Secured Party shall surrender possession of the Collateral to the Lessee, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing. In connection with any action taken by the Secured Party pursuant to this Section 19(i), the Secured Party shall not be liable for any loss sustained by the Lessee resulting from any act or omission of the Secured Party in administering, managing, operating or controlling the Collateral, including a loss arising from the ordinary negligence of the Secured Party, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall the Secured Party be obligated to perform or discharge any obligation, duty or liability of the Lessee. The Lessee hereby assents to, ratifies and confirms any and all actions of the Secured Party with respect to the Collateral taken under this Section 19(i).

                  (ii) If an Event of Default shall have occurred and be continuing, to the extent permitted by Applicable Law, the Secured Party, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Amount secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Collateral and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of West Virginia. Any money advanced by the Secured Party in connection with any such receivership shall be a demand obligation (which obligation the Lessee hereby expressly promises to pay) owing by the Lessee to the Secured Party and shall bear interest from the date of making such advance by the Secured Party until paid at the Overdue Rate.

                  (iii) If an Event of Default shall have occurred, the Trustee, at the written direction of the Secured Party, may foreclose by exercise of the power of sale herein contained, and the Secured Party shall deposit with the Trustee copies of this Mortgage and such receipts and evidence of expenditures made and secured hereby as the Trustee may require. Upon application of the Secured Party, it shall be lawful for and the duty of the Trustee, and the Lessee hereby authorizes and empowers the Trustee, in compliance with Applicable Law, to sell the Collateral or any part of the Collateral at public sale or sales to the highest bidder for cash in hand on the date of the sale, at the front door of the Courthouse for Hancock County, West Virginia, in order to pay the Secured Amount, in compliance with the requirements of the general statutes of the State of West Virginia relating to nonjudicial foreclosure sales in effect on the date foreclosure is commenced, after first giving notice of such sale by publishing such notice in a newspaper of general circulation published in the county wherein the Collateral is located, or if there is no such newspaper, in a qualified newspaper of general circulation in said county, once a week for two successive weeks preceding the day of the sale and after giving notice to Lessee and to any subordinate lienholder who has previously notified Secured Party of the existence of a subordinate lien at least twenty (20) days prior to the sale, and no other notice of such sale shall be required (and the Lessee hereby waives its rights, if any, to require the Collateral be sold as separate tracts or units in the event of foreclosure or any similar marshalling of assets. The parties in interest hereby waive the necessity of the Trustee's making oath, filing inventory or giving bond, as security for the execution of this trust, as may be required by the laws of the State of West Virginia and the Secured Party may bid and purchase at such sale; provided, however, if the Secured Party is the purchaser at such sale of the Collateral, the foreclosure sale price (the Secured Party's final bid) shall be applied against the total amount due the Secured Party. At any such public sale, the Trustee may execute and deliver to the purchaser a conveyance of the Collateral or any part of the Collateral without warranties of title. The Trustee or either of them or the survivor thereof (in the event there are multiple trustees), may act in the execution of this trust and in the event Trustee shall act alone, the authority and power of the Trustee so acting shall be as full and complete as if the powers and authority granted to the Trustee herein jointly had been granted to such Trustee alone. The Trustee or either of them are hereby authorized to act by agent or attorney in the execution of this trust, and it shall not be necessary for any Trustee to be present in person at any foreclosure sale. The notice required by Chapter 38, Article 1, Section 4, of the West Virginia Code (as amended), shall be served on the Lessee, by certified mail, return receipt requested, directed to the address of Lessee set forth on Lessee's signature page, or such other address given to the Secured Party in writing subsequent to the execution of this Mortgage. Any notice of a subordinate lien, any notice of other liens pursuant to W. Va. Code
      Section 38-1-4 or other notice may be served on Secured Party at the address set forth on Secured Party's signature page, or such other address given to the Lessee in writing subsequent to the execution of this Mortgage. The parties hereto agree that any sale hereunder may be adjourned, from time to time, without notice other than oral proclamation of such adjournment at the time and place of sale, or at the time and place of any adjourned sale.

                  (iv) If an Event of Default shall have occurred, the Secured Party may, in addition to and not in abrogation of the rights covered under this Section 19(i), (A) exercise all rights, powers and remedies of the Lessee under this Mortgage and the other Operative Documents and the Lessee and any other party to the Operative Documents hereby is authorized and directed to render performance to and act upon the instructions of the Secured Party, (B) with respect to any personal property constituting part of the Collateral, exercise all rights, powers and remedies of a secured party under the Uniform Commercial Code as adopted in West Virginia, and
      (C) either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (1) to enforce payment and performance of the Secured Amount or the performance of any term, covenant, condition or agreement of this Mortgage or any other right and (2) to pursue any other remedy available to it, all as the Secured Party at its sole discretion shall elect.

                  (v) In the event of a foreclosure sale of the Collateral, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including attorney's and trustee's fees and commissions, then to insurance premiums, liens, and Impositions advanced by the Secured Party, then to the repayment of remaining Secured Amount in such amount and in the order set forth in this Mortgage, and finally the remainder, if any, shall be paid to the Lessee or to the person or entity lawfully entitled to same.

                  (vi) In the event of any such foreclosure sale, Lessee shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Applicable Law.

                  (vii) The Lessee agrees to the full extent permitted by law, that in case of the occurrence of an Event of Default, neither the Lessee nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Collateral or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Lessee, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

                 (viii) The Lessee hereby waives and renounces to the full extent permitted by law all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Collateral as against the collection of the Secured Amount, or any part hereof.

                  (ix) The Trustee, at its option, is authorized to foreclose this Mortgage, subject to the rights of any tenants of the Collateral, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Lessee, a defense to any proceedings instituted by the Secured Party to collect the Secured Amount.

                  (x) In case the Trustee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise or in the event the Trustee commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or the Secured Party, then in every such case (A) the Lessee, the Trustee and the Secured Party shall be restored to their former positions and rights, (B) all rights, powers and remedies of the Secured Party and the Trustee shall continue as if no such proceeding had been taken, (C) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Event of Default and (D) neither this Mortgage, nor the Secured Amount, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and the Lessee hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

                  (xi) No right, power or remedy conferred upon or reserved to the Trustee or the Secured Party by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                  (xii) If the Trustee or the Secured Party (A) grants forbearance or an extension of time for the payment of any sums secured hereby; (B) takes other or additional security for the payment of any sums secured hereby; (C) waives or does not exercise any right granted herein or in the other Operative Documents; (D) releases any part of the Collateral from the lien of this Mortgage or otherwise changes any of the terms, covenants, conditions or agreements of this Mortgage or any other Operative Document; (E) consents to the filing of any map, plat or replat affecting the Collateral; (F) consents to the granting of any easement or other right affecting the Collateral; or (G) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under this Mortgage or any other of the other Operative Documents or any other obligation of the Lessee or any subsequent purchaser of the Collateral or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude the Secured Party from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument or instruments executed by the Secured Party, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, the Secured Party, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the Secured Amount secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

                 (xiii) The Secured Party shall have power (A) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or any violation of this Mortgage, (B) to preserve or protect its interest in the Collateral and in the rents, issues, profits and revenues arising therefrom, and (C) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Secured Party.

                  (xiv) In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Lessee, its creditors or its property, the Secured Party, to the extent Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Secured Party allowed in such proceedings for the entire amount due and payable by the Lessee under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Lessee hereunder after such date.

                  (xv) BY EXECUTION OF THIS INSTRUMENT, THE LESSEE EXPRESSLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW: (1) ACKNOWLEDGES THE RIGHT OF THE SECURED PARTY TO ACCELERATE THE SECURED AMOUNT EVIDENCED BY THIS MORTGAGE; (2) WAIVES ANY AND ALL RIGHTS WHICH THE LESSEE MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (A) TO NOTICE AND RIGHT TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO THE SECURED PARTY, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS MORTGAGE; AND (B) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (3) ACKNOWLEDGES THAT THE LESSEE HAS READ THIS MORTGAGE AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO THE LESSEE AND THE LESSEE HAS CONSULTED WITH COUNSEL OF THE LESSEE'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE AND (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF THE LESSEE HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY THE LESSEE AS PART OF A BARGAINED FOR FINANCIAL TRANSACTION AND THAT THIS MORTGAGE IS VALID AND ENFORCEABLE BY THE SECURED PARTY AGAINST THE LESSEE IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

                  (xvi) The Lessee expressly acknowledges and agrees that upon or any time after the occurrence and continuation of an Event of Default so long as such Event of Default remains uncured, the Secured Party's right, title and interest in and to the assigned leases and rents shall be and remain absolute and inviolate in accordance with the provisions of this Mortgage. Moreover, without limiting, altering, affecting or impairing in any manner or to any extent the absolute right, title and interest of the Secured Party as provided herein, upon the occurrence and continuation of an Event of Default so long as such Event of Default remains uncured, the Secured Party, to the extent permitted by Applicable Law, shall have the complete right, power and authority hereunder, then or thereafter, to exercise and enforce any or all of the following rights and remedies, in addition to (but not in lieu of) the remedies set forth in the other Operative Documents:

                        (A) Without taking possession of the Collateral, in the Lessee's own name, to demand, collect, receive, sue for, attach and levy on the rents and give proper receipts, releases and acquittances therefor, and after deducting all necessary and proper costs and expenses of operation and collection, as reasonably determined by the Secured Party, including without limitation reasonable attorneys' fees, and apply the net proceeds thereof, together with any funds of the Lessee deposited with the Secured Party, in reduction or repayment of the Secured Amount, and any such net proceeds actually received by the Secured Party shall be treated as a pro tanto reduction or repayment of the Secured Amount (it being specifically agreed that the mere existence of this absolute assignment shall not be treated as pro tanto discharge, credit, reduction or repayment or discharge of the Secured Amount); and

                        (B) Without regard to the adequacy of the security, with or without any action or proceeding through any Person or by any agent, or by a receiver to be appointed by a court of competent jurisdiction, and irrespective of the Lessee's possession, to enter upon, take possession of, manage and operate the Collateral or any part thereof as the Secured Party deems to be prudent and reasonable under the circumstances; make, modify, enforce, cancel or accept surrender of any assigned leases now in effect or hereafter in effect on the Collateral or any part thereof; remove and evict any sublessee; increase or decrease rents; decorate, clean, repair, and make such improvements, alterations and additions as the Secured Party shall deem necessary or desirable; and otherwise do any act or incur any cost or expense which the Secured Party may deem reasonably necessary to protect the status and value of the Collateral as fully and to the same extent as the Lessee could do if the Lessee was in possession thereof; and in such event, to apply the rents so collected in accordance with the provisions of this Mortgage.

                 (xvii) Any notice of a subordinate lien, any notice of other liens pursuant to W. Va. Code Section 38-1-14 or other notice may be served on Secured Party at its address on the signature page of this Mortgage, and any notice under W. Va. Code Section 38-1-14 will be effective upon receipt by Secured Party.

                (xviii) If an Event of Default shall have occurred, in addition to and not in abrogation of the rights covered under this Section 19(i), Secured Party may, but shall not be obligated to, without demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Mortgage, remedy such Event of Default, and Lessee agrees to pay upon demand all sums incurred by Secured Party in remedying such Event of Default together with expenses and attorneys' fees and interest at the Overdue Rate. All such sums shall become part of the Secured Amount. No such advance shall be deemed to release Lessee from any obligations hereunder.

SECTION 20. COVENANTS OF LESSEE.

      The Lessee covenants and agrees with the Lessor to comply with the following covenants until the later to occur of (i) the Expiration Date or the earlier termination of this Lease, and (ii) the date the Termination Value and all other amounts payable under this Lease and the other Operative Documents upon such occurrence have been paid in full:

            (a) Maintenance of Existence. The Lessee shall maintain its existence and carry on the major part of its business in substantially the same fields as such business is now carried on and maintained.

            (b) Constituent Documents. The Lessee shall not modify its Constituent Documents without the prior written consent of Lessor.

            (c) Dissolution. The Lessee shall not be permitted to be dissolved or liquidated.

            (d) Environmental Notices. The Lessee shall furnish to the Lessor prompt written notice of all pending or threatened Environmental Claims and Environmental Conditions at, on, in, under or in any way affecting any the Property of which the Lessee has actual knowledge.

            (e) Environmental Matters. The Lessee and its Affiliates shall not, and shall not permit any Person under their respective control to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Property any Hazardous Materials except for Hazardous Materials such as cleaning solvents, petroleum products, fuels, solid wastes, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of Lessee's business or management or maintenance of the Property in substantial compliance with all applicable Environmental Law and in a manner which does not subject Lessor, Lessee or their respective Affiliates, to a material risk of liability under any Applicable Law.

            (f) Environmental Conditions. The Lessee agrees that upon the occurrence of an Environmental Condition or a release of any Hazardous Material at, on or from the Property, except for any release which occurred in substantial compliance with all Environmental Law and which does not subject Lessor, Lessee or their respective Affiliates to a material risk of liability under any Applicable Law, the Lessee and its Affiliates will act promptly to determine the extent of, and to take appropriate remedial action to eliminate, any such Environmental Condition or release, to the extent necessary under Environmental Law.

SECTION 21. COVENANTS OF THE LESSOR. The Lessor hereby agrees that so long as this Lease is in effect it will comply with the following covenants:

            (a) Creation of Lessor Liens. Neither Lessor nor any Investor will create, incur, assume or suffer to exist any Lessor Lien upon this Lease or any other Operative Document or the Property or the Rent (other than as contemplated by any of the Operative Documents); or

            (b) Lessor Liens. Neither Lessor nor any Investor will permit to remain any Lessor Lien upon this Lease or any other Operative Document or the Property or the Rent (other than such Liens as are contemplated by any of the Operative Documents).

            (c) Further Assurances. The parties hereto acknowledge that after the occurrence of an Event of Default, Fleet or the Bondholders may desire to temporarily assume Lessee's obligations under this Lease. Upon the occurrence of an Event of a Default, Lessor will give notice of such Event of Default (a "Default Notice") to Fleet and to the Bondholders provided the Bondholders have provided Lessor with a notice address. In the event Fleet elects not to exercise its rights under that certain Landlord's Non-Disturbance Agreement of even date herewith among Fleet, Lessor, Lessee and Guarantor, the Bondholders shall thereafter have the right (which right shall be exercised by delivering notice thereof to Lessor within thirty (30) days following the Bondholders' receipt of the Default Notice), but not the obligation, to pay to Lessor monthly in advance all rental required under the terms of this Lease for a period not to exceed six
(6) months commencing on the date of the Bondholders' receipt of the Default Notice. For the period that such rent is being paid by the Bondholders, Lessor agrees that it shall permit Lessee to remain on the Property and Lessor shall not disturb the possession of the Property by Lessee; provided, however, that the foregoing agreement by Lessor not to disturb the possession of the Property by Lessee shall not preclude Lessor from otherwise pursuing any other remedy against Lessee permitted under the terms of this Lease. Lessor agrees to execute and deliver such agreements or documents as may be reasonably requested by the Bondholders providing for nondisturbance by the Lessor as set forth in this paragraph.

SECTION 22. MISCELLANEOUS.

      22.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WEST VIRGINIA.

      22.2 Jury Trial. EACH OF LESSEE AND LESSOR WAIVES TO THE FULLEST EXTENT PERMITTED BY GOVERNMENTAL RULE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 22.2 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (PROVISION OF THIS LEASE TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY ENTERING INTO THIS LEASE.

      22.3 Quiet Enjoyment. So long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the use, operation and possession of the Property for the Lease Term free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor. Such right of quiet enjoyment is independent of, and shall not affect the rights of Lessor (or anyone claiming by, through or under Lessor) otherwise to initiate legal action to enforce, the obligations of Lessee under this Lease.

      22.4 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing and delivered by hand delivery, by certified mail (postage pre-paid, return receipt requested) or by a nationally recognized courier service and any such notice shall become effective upon delivery (in the case of hand delivery), three (3) Business Days after mailing (with respect to a notice by certified mail) and upon delivery to the recipient (with respect to a notice delivered by a courier service) and shall be directed to the address of such Person identified below the signature of each party to this Lease, in the case of the Lessor and the Lessee, or as indicated in Section 11.3 to the Purchase Agreement for other Persons. From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section 22.4.

      22.5 Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. One counterpart has been prominently marked "Lessor's Copy" and the other counterparts have been prominently marked "Lessee's Copy" or "Copy." Only the counter-part marked "Lessor's Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Lessor.

      22.6 Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under Applicable Law; but if any provision of this Lease shall be prohibited by or deemed invalid under any Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

      22.7 Successors and Assigns. This Lease shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      22.8 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Lease are intended for the benefit of any Person except the parties hereto, their respective successors and permitted assigns.

      22.9 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Lease or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

      22.10 Headings; Table of Contents. Section headings and the table of contents used in this Lease (including the Schedules hereto) are for convenience of reference only and shall not affect the construction of this Lease.

      22.11 Schedules. The Schedules hereto, along with all attachments referenced therein, are incorporated herein by reference and made a part hereof.

      22.12 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

      22.13 Amendments and Waivers. No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

      22.14 Survival. Except as expressly provided herein, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Lease in accordance with its terms.

      22.15 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Lease.

      22.16 Effectiveness. This Lease has been dated as of the date first above written for convenience only. This Lease shall be effective on the date of execution and delivery by the Lessee and the Lessor.

      22.17 Usury. Notwithstanding anything to the contrary contained in this Lease or any of the other Operative Documents, to the extent the transactions contemplated by this Lease and the other Operative Documents are deemed to be a financing rather than a lease, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor is entitled to receive pursuant to this Lease and the other Operative Documents shall conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious as to the Participants under Applicable Laws (including the laws of the United States of America and the state where their respective main offices are located or any other jurisdiction whose laws may be mandatorily applicable to the Participants notwithstanding the other provisions of this Lease), then, in that event, notwithstanding anything to the contrary in this Lease or in any other Operative Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Participants that is contracted for, taken, reserved, charged or received by the Participants under this Lease or under any of the other aforesaid Operative Documents or other agreements or otherwise in connection with this Lease shall under no circumstances exceed the maximum amount allowed by such Applicable Law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Participants on the amounts paid by the Lessee, to the extent that the obligations with respect thereto shall have been or would thereby be paid in full, refunded by the Participants to the Lessee, and (ii) in the event that any amounts hereunder become due and payable prior to the regularly scheduled maturity date (whether by reason of the occurrence of an Event of Default or otherwise), or in the event of any required or permitted prepayment, then such consideration that constitutes interest under Applicable Law may never include more than the maximum amount allowed by such Applicable Law, and excess interest, if any, provided for in this Lease or otherwise shall be cancelled automatically by the Participants as of the date of such prepayment and, if theretofore paid, shall be credited by the Participants on the amounts payable hereunder (or, to the extent that the amounts payable hereunder shall have been or would thereby be paid in full, refunded by the Participants to the Lessee). All sums paid or agreed to be paid to the Participants for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Participants, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Lease until payment in full so that the rate or amount of interest on account of any amounts payable hereunder does not exceed the maximum amount allowed by such Applicable Law.

      22.18 Memorandum of Lease. A memorandum of this Lease in the form attached hereto as Schedule 22.18 shall be recorded at Lessee's expense in the appropriate land records of Hancock County, West Virginia. Neither party shall record this Lease (or any portion hereof) without the written consent of the other party.

      22.19 Time of the Essence. Time is of the essence in connection with the payment of Rent and all other amounts payable hereunder and the performance by each of the parties of their respective obligations hereunder.

SECTION 23. SECURITY DEPOSIT.

      On the Closing Date, Lessee shall pay to Lessor a sum (the "Security Deposit") equal to Two Hundred Fifty Thousand Dollars ($250,000.00) as security for the performance of all obligations to be performed by Lessee hereunder. The Security Deposit may be held by Lessor in such manner as it shall elect, and Lessor shall be entitled to retain any interest which accrues on the Security Deposit. If an Event of Default shall have occurred and be continuing, Lessor may, at its option, apply all or any part of the Security Deposit to cure the Event of Default, and within five (5) business days thereafter Lessee shall redeposit with Lessor the amount so applied in order that Lessor will always have the full Security Deposit on hand during the Lease Term. Upon the termination of this Lease and provided that no Event of Default exists hereunder, Lessor shall refund to Lessee any of the remaining balance of the Security Deposit, subject to final adjustments for payment of any Rent required to be paid by Lessee under this Lease and compliance by Lessee with all of its obligations hereunder. If the Property is sold, Lessor shall transfer the Security Deposit to the new owner; and upon such transfer, Lessor shall thereupon be released from all liability for the Security Deposit, and Lessee thereafter shall look solely to the new owner for the Security Deposit. The terms of the immediately preceding sentence shall apply to every transfer of the Security Deposit.

                     [Remainder of page intentionally blank]

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

                                 FW HOLDINGS, INC., as Lessee

                                 By:__________________________________________
                                    Name:_____________________________________
                                    Title:____________________________________



                                                 [CORPORATE SEAL]



                                 Address for notices:

                                 FW Holdings, Inc.
                                 400 Three Springs Drive
                                 Weirton, West Virginia  26062
                                 Attn: Mark Kaplan



                                 With a copy to:

                                 Kirkpatrick & Lockhart, LLP
                                 Henry W. Oliver Building
                                 535 Smithfield Street
                                 Pittsburgh, Pennsylvania  15222
                                 Attn:  W. Henry Snyder, Esq.

                                 MABCO STEAM COMPANY, LLC, as Lessor

                                 By:  The Cleveland-Cliffs Iron Company, its
                                      Manager

                                     By:_____________________________(SEAL)
                                        Name:______________________________
                                        Title:_____________________________




                                 Address for notices:

                                 MABCO Steam Company, LLC
                                 c/o Cleveland-Cliffs Inc.
                                 Diamond Building
                                 1100 Superior Avenue
                                 18th Floor
                                 Cleveland, Ohio  44114-2589
                                 Attn:  Donald J. Gallagher

                                 With a copy to:

                                 Jones, Day, Reavis & Pogue
                                 NorthPoint
                                 901 Lakeside Avenue
                                 Cleveland, Ohio  44114
                                 Attn:  Michael G. Marting, Esq.

                          ORIGINAL COUNTERPART RECEIPT

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this __ day of ____________, 2001.


[INSERT RECIPIENT]

      By:  ________________________________

           Name:
           Title:

                                   SCHEDULE 1
                                  TO THE LEASE


                           DESCRIPTION OF THE FACILITY

                                   SCHEDULE 2
                                  TO THE LEASE


                        DESCRIPTION OF THE ENERGY ASSETS

                                  SCHEDULE 4.1
                                  TO THE LEASE


                              AMORTIZATION SCHEDULE

                                  SCHEDULE 11.2
                                  TO THE LEASE


                             INSURANCE REQUIREMENTS

                                 SCHEDULE 22.18
                                  TO THE LEASE


                               MEMORANDUM OF LEASE

                                   APPENDIX A
                                  TO THE LEASE


                         DEFINITIONS AND INTERPRETATIONS